As filed with the Securities and Exchange Commission on October 6, 2000.
                                                      Registration No. 333-49301
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                 ON FORM S-3 TO
                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                       AFFILIATED COMPUTER SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             51-0310342
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                            2828 NORTH HASKELL AVENUE
                               DALLAS, TEXAS 75204
                                 (214) 841-6111
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------


                            WILLIAM L. DECKELMAN, JR.
                       AFFILIATED COMPUTER SERVICES, INC.
                           2828 NORTH HASKELL AVENUE
                               DALLAS, TEXAS 75204
                                 (214) 841-6144


                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

                              DAVID G. LUTHER, JR.
                              HUGHES & LUCE, L.L.P.
                          1717 MAINS STREET, SUITE 2800
                                DALLAS, TX 75201
                                 (214) 939-5535

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: No longer applicable because shares are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

           4% CONVERTIBLE SUBORDINATED NOTES REMOVED FROM REGISTRATION

         Affiliated Computer Services, Inc., a Delaware corporation, filed a Registration Statement on Form S-3 (File No. 333-49301) with the Securities and Exchange Commission on April 2, 1998, registering 4% Convertible Subordinated Notes due March 15, 2005, and the 5,391,936 shares of Class A common stock of ACS, par value $.01 per share, that are issuable upon conversion of the Notes. The Notes were offered for resale from time to time by certain selling securityholders. ACS's obligation to maintain the effectiveness of the Registration Statement has expired. Pursuant to ACS's undertaking in the Registration Statement, ACS files this Post-Effective Amendment No. 1 to remove from registration any Notes that were registered in the offering but remain unsold.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 5, 2000.


                                          AFFILIATED COMPUTER SERVICES, INC.


                                          By: /s/ JEFFREY A. RICH
                                              ----------------------------------
                                              President, Chief Executive Officer
                                              and Director

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                   Title                                      Date
         ---------                                   -----                                      ----

/s/ DARWIN DEASON*                         Chairman of the Board                         October 5, 2000
------------------------------             and Director
Darwin Deason

/s/ JEFFREY A. RICH*                       President, Chief Executive Officer            October 5, 2000
------------------------------             and Director
Jeffrey A. Rich

/s/ MARK A. KING*                          Executive Vice President,                     October 5, 2000
------------------------------             Chief Financial Officer and
Mark A. King                               Director


/s/ HENRY G. HORTENSTINE*                  Executive Vice President                      October 5, 2000
------------------------------
Henry G. Hortenstine

/s/ WILLIAM L. DECKELMAN, JR.              Executive Vice President, Secretary,          October 5, 2000
------------------------------             General Counsel and Director
William L. Deckelman, Jr.

/s/ PETER A. BRACKEN*                      Executive Vice President and Director         October 5, 2000
------------------------------
Peter A. Bracken

/s/ CLIFFORD M. KENDALL*                   Director                                      October 5, 2000
------------------------------
Clifford M. Kendall

/s/ JOSEPH P. O'NEILL*                     Director                                      October 5, 2000
------------------------------
Joseph P. O'Neill

/s/ FRANK A. ROSSI*                        Director                                      October 5, 2000
------------------------------
Frank A. Rossi

*By /s/ Jeffrey A. Rich
    --------------------------
    Jeffrey A. Rich
    Attorney-in-fact


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